Exhibit 3.5

CERTIFICATE OF OWNERSHIP

Gregory M. Giangiordano and Bradford E. Steiner certify that:

1.	They are the President and Secretary, respectively, of Hansen Information Technologies a California corporation (the “Corporation”).

2.	The Corporation owns 100% of the outstanding shares of Spear Technologies, Inc., a California corporation.

3.	The Board of Directors of the Corporation duly adopted the following resolution:

RESOLVED, that the Corporation merge Spear Technologies, Inc., a wholly-owned subsidiary of the Corporation, into he Corporation and assume all of Subsidiary’s obligations pursuant to Section 1110 of the General Corporation Law of the State of California.

4.	The effective date of the merger and this Certificate of Ownership shall be July 31, 2011.

*    *    *    *    *

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: July 28, 2011

Gregory M. Giangiordano
President

Bradford E. Steiner
Secretary

{CA Certificate of Ownership - Spear Technologies Inc. into Hansen Information Technologies}	S-1

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: July 28, 2011

Gregory M. Giangiordano
President

Bradford E. Steiner
Secretary

{CA Certificate of Ownership - Spear Technologies Inc. into Hansen Information Technologies}	S-1

CERTIFICATE OF OWNERSHIP

OF

HIT ACQUISITION, INC.,

a California corporation,

WITH AND INTO

HANSEN INFORMATION TECHNOLOGIES

a California corporation

Mark Watts and Scott Wright hereby certify that:

1.	They are the President and Secretary, respectively, of Hansen Information Technologies, a California corporation (the “Corporation”).

2.	The Corporation is a wholly owned subsidiary of HIT Acquisition, Inc., a California corporation (the “Parent”).

3.	The board of directors of the Corporation, pursuant to an Unanimous Written Consent, dated as of March 20, 2006, determined to merge the Parent into the Corporation (the “Merger”) with the Corporation surviving the Merger and becoming the surviving corporation after the Merger, and did adopt the following resolutions:

RESOLVED, that the Parent merge itself with and into the Corporation, a wholly-owned subsidiary of Parent, with the Corporation surviving the Merger and becoming the surviving corporation after the Merger;

FURTHER RESOLVED, that after the Merger, the Corporation hereby assumes all of the obligations of Parent pursuant to Section 1110 of the California Corporations Code;

FURTHER RESOLVED, that the officers and directors of Parent will be the officers and directors of the Corporation after the Merger; and

FURTHER RESOLVED, that the terms and conditions of the Merger are as follows:

Upon the completion of the Merger, the holders of the Common Stock of Parent shall receive an equivalent number of shares of the Common Stock of the Corporation and shall have no further claims of any kind or nature; and all of the Common Stock of Parent shall be surrendered and canceled.

4.	Upon the consummation of the Merger, the Articles of Incorporation of the Corporation shall be amended and restated to read, in its entirety, as set forth in Exhibit A attached hereto and made a part hereof.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: March 21, 2006

Mark Watts
President

Scott Wright
Secretary

{California Certificate of Ownership}

Exhibit A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

HANSEN INFORMATION TECHNOLOGIES

ARTICLE I

The name of the corporation (the “Corporation”) is Hansen Information Technologies.

ARTICLE II

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

(a) The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(b) The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Corporation and its shareholders.

(c) Any repeal or modification of this Article shall only be prospective and shall not affect the rights under this Article in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

ARTICLE IV

The Corporation is authorized to issue only one class of shares of stock, consisting of Common Stock, par value $0.01 per share; and the total number of shares which the Corporation is authorized to issue is one thousand (1,000).